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                                                                     EXHIBIT 10g


                             ROWAN COMPANIES, INC.



    Amendment Nos. 1 and 2 to the 1986 Convertible Debenture Incentive Plan.


AMENDMENT NO. 1:

       Resolution adopted by the registrant's Board of Directors on June 12, 1986:

             RESOLVED, pursuant to the provision of Section 10 of the Company's 1986 Convertible Debenture Incentive Plan (the "Plan"), in order to allow the Company to make the loans referred to in the above resolution on a non-recourse basis, that Section 8 of the Plan is hereby amended by adding the phrase "(or, in the case of an aggregate of $5,125,000 in principal amount of loans made by the Company to Purchasers on June 13, 1986, non-recourse)" after the word "recourse" and before the word "loans" in the first sentence of such Section 8.

AMENDMENT NO. 2:

       Resolution adopted by the registrant's Board of Directors on October 21, 1994:

             RESOLVED, that pursuant to the provisions of Section 10 of the Company's 1986 Convertible Debenture Incentive Plan, the following amendment is hereby adopted:

                     Section 3.03 Conversion of the Debentures: delete "after one year from date of issuance" and insert the words "in quantities and after time periods determined by the Committee, which in no event will be less than one year after the date of issuance."